Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 3
811-10345


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
voting together as a class
<c>Preferred Shares

To approve a new investment
management agreement



   For
         21,624,211

   Against
           1,581,506

   Abstain
              549,565

   Broker Non-Votes
           4,676,258

      Total
         28,431,540




To approve a new sub-advisory
agreement



   For
         21,600,235

   Against
           1,598,833

   Abstain
              556,214

   Broker Non-Votes
           4,676,258

      Total
         28,431,540





Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.